UMPQUA HOLDINGS

CORPORATION

Parent Company for:

UMPQUA

B·A·N·K

Safe Harbor Statement

During the course of this presentation, we may make forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that such forward-looking statements are just predictions subject to certain risks and uncertainties that could cause actual events or results to materially differ, either better or worse, from those projected. A discussion of risk factors that may affect the actual outcomes relating to such forward-looking statements and the Company's results of operations in general is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Value Proposition: "to differentiate"

- EMBRACE "Retail Philosophy"
- DEVELOP the Umpqua culture
- MEASURE quality service program
- CREATE unique customer experience

UMPQUA HOLDINGS
CORPORATION

Growth Strategy

- Increase market share in existing markets
- DeNovo expansion into new markets
- Pursue acquisition opportunities

Growth History Total Assets ($ Millions)



WSBA Purchase
6/06
HBEK Purchase
7/04
$7,500
$7,000
$6,500
$6,000
$5,500
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
1994
1995
1996
1997
1998
1999
1Q 00
2Q 00
3Q 00
4Q 00
1Q 01
2Q 01
3Q 01
4Q 01
1Q 02
2Q 02
3Q 02
4Q 02
1Q 03
2Q 03
3Q 03
4Q 03
1Q 04
2Q 04
3Q 04
4Q 04
1Q 05
2Q 05
3Q 05
4Q 05
1Q 06
2Q 06

Historical Total Assets before restatements for poolings.

UMPQUA HOLDINGS CORPORATION


hear
your
local
listening
station


umpqua surprises: flowe
did y smell that?



Handshake Marketing


did you taste that?
UMPQUA
BANK
let us surprise you.





Handshake Marketing

UMPQUA HOLDINGS
CORPORATION


sip
surf
read

Neighborhood Store

UMPQUA HOLDINGS
CORPORATION


invest
hillsdale

UMPQUA HOLDINGS
CORPORATION

Umpqua Today

Today Umpqua Bank is the largest community bank headquartered in the Northwest, with $7.2 billion in assets, 127 stores throughout Oregon, Northern California and Southwest Washington…

UMPQUA HOLDINGS
CORPORATION

Combined Footprint


WASHINGTON
OREGON
CALIFORNIA
Total number of stores: 127

The Future

- Perpetuate the "Never Ending Story"
- Take Advantage of Unique Opportunity
  - Build an Institution of Significance
- Create Shareholder Value

Earnings Per Share Growth
(Fully Diluted / Before Merger Costs)



$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
CAGR = 16%
2000
2001
2002
2003
2004
2005

* Q4 2004 includes $0.08 gain on sale of discontinued operation, net of tax

UMPQUA HOLDINGS CORPORATION

Revenue Per Share



$7
$6
$5
$4
$3
$2
$1
$0
$3.67
$4.23
$4.99
$5.36
*
$5.53
$5.74
$6.07
2000
2001
2002
2003
2004
2005
Q2 2006 YTD annualized

* 2004 excludes $0.15 gain on sale of discontinued operation

UMPQUA HOLDINGS CORPORATION

Efficiency Ratio Bank Only



70%
60%
50%
40%
30%
20%
10%
0%
58%
56%
55%
54%
52%
2001
2002
2003
2004
2005

UMPQUA HOLDINGS
CORPORATION

High Quality Loan Portfolio

($ Millions)	2004	2005	Q2 2006
Allowance/ Total Loans	1.31%	1.16%	**1.14%**
Total $ In Allowance	$45.6	$45.5	**$60.7**
YTD Net Charge-Offs (recoveries)	0.17%	0.08%	**(0.02)%**
NPL to Total Loans	0.65%	0.16%	**0.14%**

Loan Growth



$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
CAGR = 43%
2000
2001
2002
2003
2004
2005
Q2 2006

UMPQUA HOLDINGS
CORPORATION

Deposit Growth



$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
CAGR = 36%
2000
2001
2002
2003
2004
2005
Q2 2006

UMPQUA HOLDINGS CORPORATION

Operating Income * Annual ($000)



$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
CAGR = 41%
2000
2001
2002
2003
2004
2005

* Excludes merger related costs, net of tax

UMPQUA HOLDINGS CORPORATION

UMPQUA HOLDINGS

CORPORATION

Parent Company for:

UMPQUA

BANK